Exhibit 10.30

CONFIDENTIAL

11 August 2023

Primech A & P Pte. Ltd.

(Entity No. 198801704H)

23 Ubi Crescent

Singapore 408579

Attention:	Sng Yew Jin
Director

(hereinafter referred to as “you” or the “Borrower”)

Dear Sirs

BUSINESS PROPERTY FINANCING FACILITY – 23 UBI CRESCENT SINGAPORE 408579 & 25 UBI CRESCENT SINGAPORE 408580 (the “Properties”)

We, The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch (the “Bank”), refer to the facility letter dated 30 March 2021 (as the same may be revised, amended and/or supplemented from time to time) (the “Facility Letter”) in respect of the business property financing facility specified therein (the “Facility”) made available to Primech A & P Pte. Ltd., and wish to advise the following revisions to the terms and conditions as set out in this supplemental facility letter (the “Supplemental Facility Letter”).

All terms and expressions defined in the Facility Letter shall bear the same meaning in this Supplemental Facility Letter, unless otherwise stated.

1.	Breach of Undertaking

1.1	The Bank noted the occurrence of a breach of the undertaking contained in Clause 15(o) of the Facility Letter.

1.2	The Bank hereby advises an exceptional one-off waiver of the above-mentioned breach.

1.3	Without prejudice to the foregoing, the waiver by the Bank of the above-mentioned breach shall not impair any rights or privileges of the Bank under the Facility Letter.

Issued by The Hongkong and Shanghai Banking Corporation Limited, Singapore Branch (UEN S16FC0010A).

The Hongkong and Shanghai Banking Corporation Limited is incorporated in the Hong Kong SAR with limited liability.

Primech A & P Pte. Ltd.	Page 2 of 2
11 August 2023

2.	General

2.1	Save as revised or supplemented herein, all other provisions of the Facility Letter shall continue to apply and to remain in full force and effect.

2.2	This Supplemental Facility Letter is supplemental to the Facility Letter, and the Facility Letter and this Supplemental Facility Letter shall be read and construed as one document. Without prejudice to the generality of the foregoing, where the context so allows, references to the Facility Letter shall be read and construed as references to the Facility Letter as amended and supplemented by this Supplemental Facility Letter.

This letter is for your reference only and requires no acknowledgement.

Yours faithfully

/s/ Lionel Wee	/s/ David Sim
Lionel Wee	David Sim
Vice President	Senior Vice President and Team Head
Commercial Banking	Commercial Banking